EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form SB-2 (No. 33-55792-NY) and the Prospectus contained therein of our report dated October 9, 1997 appearing on page 18 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the years ended June 30, 1997 and June 30, 1996.



Amper, Politziner & Mattia
October 14, 1997